Exhibit 10.01

THE SECURITIES REPRESENTED BY THIS INSTRUMENT HAVE BEEN ACQUIRED FOR INVESTMENT AND NOT WITH A VIEW TO, OR IN CONNECTION WITH, THE SALE OR DISTRIBUTION THEREOF. NO SUCH SALE OR DISPOSITION MAY BE EFFECTED WITHOUT AN EFFECTIVE REGISTRATION STATEMENT RELATED THERETO OR AN OPINION OF COUNSEL REASONABLY ACCEPTABLE TO THE COMPANY THAT SUCH REGISTRATION IS NOT REQUIRED UNDER THE SECURITIES ACT OF 1933.

il2m INTERNATIONAL CORP.

PROMISSORY NOTE

$231,000.00 CAN	May 11, 2015
Burbank, California

WHEREAS TSASA Holdings Inc., a Canadian Federation corporation ("TSASA Holdings") issued that certain promissory note in the principal amount of $231,000.00 dated March 27, 2014 (the "TSASA-Zohrap Note") to Zohrap Tsaoussian ("Zohrap Tsaoussian"), evidencing those amounts loaned by Zohrap Tsaoussian on behalf of Sure Investment Group Limited ("Sure Investment") to TSASA Holding;

WHEREAS TSASA Holdings subsequently further loaned the $231,000.00 CAN received from Sure Investment to il2m International Corp., a Nevada corporation (the "Issuer"), as evidenced in that certain convertible promissory note issued by il2m International Corp., a corporation organized under the laws of the State of Nevada ("il2m International") to TSASA Holdings in the principal amount of $231,000.00 CAN dated March 26, 2014 (the "il2m International Convertible Note");

WHEREAS Zohrap Tsaoussian has waived the TSASA-Zohrap Note and released TSASA Holdings from any and all obligations under the TSASA-Zohrap Note;

WHEREAS TSASA Holdings has waived the il2m International Convertible Note and released il2m International from any and all obligations under the il2m International Convertible Note;

WHEREAS il2m International desires to enter into a new promissory note directly with Sure Investment in the aggregate principal amount of $231,000.00 (the "New Note") as evidenced below.

1. Principal and Interest.

1.1 The Company for value received, hereby promises to pay to the order of Sure Investment (now known as the "Holder"), the sum of Two Hundred Thirty One Thousand Dollars ($231,000.00), which amount represents the amounts previously advanced by the Holder, through TSASA Holdings, to the Company on approximately March 27, 2014 for working capital purposes (which amounts had originally been loaned to TSASA from Sure Investment and as reflected on the Company’s records and its financial statements as due and owing to Holder at the time and in the manner hereinafter provided).

The Holder has waived any and all rights to the il2m International Convertible Note which provided the right of Sure Investment and/or TSASA Holdings to elect to convert the principal due and owing into shares of common stock of the Company.

1.2 This Promissory Note (the "Note") shall not bear any interest from the date of issuance of this Note. This Note shall be payable upon demand ("Demand Date"). Upon the Demand Date, all principal shall be payable by the Company upon demand made by the Holder.

1.3 Upon payment in full of the principal hereof, this Note shall be surrendered to the Company for cancellation.

1.4 The principal of this Note shall be payable at the principal office of the Company and shall be forwarded to the address of the Holder hereof as such Holder shall from time to time designate.

2. Attorney's Fees. If the indebtedness represented by this Note or any part thereof is collected in bankruptcy, receivership or other judicial proceedings or if this Note is placed in the hands of attorneys for collection after default, the Company agrees to pay, in addition to the principal payable hereunder, reasonable attorneys' fees and costs incurred by the Holder.

3. Representations, Warranties and Covenants of the Company. The Company represents, warrants and covenants with the Holder as follows:

(a) Authorization; Enforceability. All corporate action on the part of the Company, its officers, directors and stockholders necessary for the authorization, execution and delivery of this Note and the performance of all obligations of the Company hereunder has been taken, and this Note constitutes a valid and legally binding obligation of the Company, enforceable in accordance with its terms except (i) as limited by applicable bankruptcy, insolvency, reorganization, moratorium and other laws of general application affecting enforcement of creditors' rights generally, and (ii) as limited by laws relating to the availability of specific performance, injunctive relief or other equitable remedies.

(b) Governmental Consents. No consent, approval, qualification, order or authorization of, or filing with, any local, state or federal governmental authority is required on the part of the Company in connection with the Company's valid execution, delivery or performance of this Note except any notices required to be filed with the Securities and Exchange Commission under Regulation D of the Securities Act of 1933, as amended (the "1933 Act"), or such filings as may be required under applicable state securities laws, which, if applicable, will be timely filed within the applicable periods therefor.

(c) No Violation. The execution, delivery and performance by the Company of this Note and the consummation of the transactions contemplated hereby will not result in a violation of its Certificate of Incorporation or Bylaws, in any material respect of any provision of any mortgage, agreement, instrument or contract to which it is a party or by which it is bound or, to the best of its knowledge, of any federal or state judgment, order, writ, decree, statute, rule or regulation applicable to the Company or be in material conflict with or constitute, with or without the passage of time or giving of notice, either a material default under any such provision or an event that results in the creation of any material lien, charge or encumbrance upon any assets of the Company or the suspension, revocation, impairment, forfeiture or nonrenewal of any material permit, license, authorization or approval applicable to the Company, its business or operations, or any of its assets or properties.

4. Representations and Covenants of the Holder. The Company has entered into this Note in reliance upon the following representations and covenants of the Holder:

(a) Investment Purpose. This Note is acquired for investment and not with a view to the sale or distribution of any part thereof, and the Holder has no present intention of selling or engaging in any public distribution of the same except pursuant to a registration or exemption.

(b) Private Issue. The Holder understands (i) that this Note is not registered under the 1933 Act or qualified under applicable state securities laws, and (ii) that the Company is relying on an exemption from registration predicated on the representations set forth in this Section 4.

(c) Financial Risk. The Holder has such knowledge and experience in financial and business matters as to be capable of evaluating the merits and risks of its investment, and has the ability to bear the economic risks of its investment.

(d) Risk of No Registration. The Holder understands that any sale of the Note which might be made by it in reliance upon Rule 144 under the Securities Act of 1933 Act, as amended, may be made only in accordance with the terms and conditions of that Rule.

5. Assignment. Subject to the restrictions on transfer described in Section 8 below, the rights and obligations of the Company and the Holder shall be binding upon and benefit the successors, assigns, heirs, administrators and transferees of the parties.

6. Waiver and Amendment. Any provision of this Note may be amended, waived or modified upon the written consent of the Company and the Holder.

7. Transfer of This Note. With respect to any offer, sale or other disposition of this Note, the Holder will give written notice to the Company prior thereto, describing briefly the manner thereof. Unless the Company reasonably determines that such transfer would violate applicable securities laws, or that such transfer would adversely affect the Company's ability to account for future transactions to which it is a party as a pooling of interests, and notifies the Holder thereof within five (5) business days after receiving notice of the transfer, the Holder may effect such transfer. The Note thus transferred shall bear a legend as to the applicable restrictions on transferability in order to ensure compliance with the 1933 Act, unless in the opinion of counsel for the Company such legend is not required in order to ensure compliance with the 1933 Act. The Company may issue stop transfer instructions to its transfer agent in connection with such restrictions.

8. Notices. Any notice, other communication or payment required or permitted hereunder shall be in writing and shall be deemed to have been given upon delivery if personally delivered or three (3) business days after deposit if deposited in the United States mail for mailing by certified mail, postage prepaid, and addressed as follows:

If to Holder:	Sure Investment Group Limited __________________ __________________
If to Company:	Il2m International Corp. 3500 West Olive Avenue Suite 810 Burbank, California 91505

Each of the above addressees may change its address for purposes of this Section by giving to the other addressee notice of such new address in conformance with this Section.

9. Governing Law. This Note is being delivered in and shall be construed in accordance with the laws of the State of Nevada, without regard to the conflicts of laws provisions thereof.

10. Heading; References. All headings used herein are used for convenience only and shall not be used to construe or interpret this Note. Except as otherwise indicated, all references herein to Sections refer to Sections hereof.

11. Waiver by the Company. The Company hereby waives demand, notice, presentment, protest and notice of dishonor.

12. Delays. No delay by the Holder in exercising any power or right hereunder shall operate as a waiver of any power or right.

13. Severability. If one or more provisions of this Note are held to be unenforceable under applicable law, such provision shall be excluded from this Note and the balance of the Note shall be interpreted as if such provision was so excluded and shall be enforceable in accordance with its terms.

14. No Impairment. The Company will not, by any voluntary action, avoid or seek to avoid the observance or performance of any of the terms to be observed or performed hereunder by the Company, but will at all times in good faith assist in the carrying out of all the provisions of this Note and in the taking of all such action as may be necessary or appropriate in order to protect the rights of the Holder of this Note against impairment.

IN WITNESS WHEREOF, il2m International Corp. has caused this Note to be executed in its corporate name and this Note to be dated, issued and delivered, all on the date first above written.

il2m INTERNATIONAL CORP.

Date: May __, 2015	By
President

HOLDER

SURE INVESTMENT GROUP LIMITED

Date: May __, 2014	By:
President